Exhibit 23.1



                         Consent of Independent Auditors




We hereby consent to the use in this Registration Statement on Form SB-2 Amendment 4 of our report dated April 20, 2000, except for paragraphs 2 through 4 of Note 4 which are as of August 31, 2000 relating to the consolidated financial statements of Prime Companies, Inc. and Subsidiaries. We also consent to the reference to our firm under the caption "Experts" in the prospectus.




/s/HEIN +ASSOCIATES LLP

HEIN + ASSOCIATES LLP
Certified Public Accountants





Orange, California
February 8, 2001